Exhibit 99.1

LEASING FUND

TWELVE, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2011

Letter from the CEOs                                                                                                            As of August 29, 2011

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity for the second quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of June 30, 2011, Fund Twelve was in its operating period.  As of June 30th, Fund Twelve had invested $331,178,918 of equity in $698,837,1801 worth of business-essential equipment and corporate infrastructure.  We invested $8,287,552 in total equity in 20112.  Further, our distribution coverage ratio3 for the six months ended June 30, 2011 was approximately 151.85%.  As of June 30th, Fund Twelve held $23,002,113 of capital available from its investments for future reinvestment and maintained a leverage ratio of .99:14.  During the second quarter of 2011, Fund Twelve collected 99.75%5 of all scheduled receivables, with the uncollected receivables relating to the machining and metal working equipment on lease to AMI Manchester, LLC.

In the second quarter of 2011, a lease for various innovative telecommunications voice transport systems and high capacity conferencing servers expired. The equipment was subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”), an affiliate of Global Crossing Limited, a publicly traded company on the NASDAQ Stock Exchange and a leading global IP solutions provider.  On April 18, 2011, the equipment was sold to Global Crossing for the aggregate amount of approximately $1,188,000.  We received a gross cash-on-cash return of approximately 130% in rental and sale proceeds related to this investment.  Fund Twelve also entered into an agreement to sell certain automotive manufacturing equipment subject to lease with Sealynx Automotive Transieres SAS for the purchase price of €3,000,000.  The purchase price will be paid in three installments and will accrue interest at a rate of 5.5%. Fund Twelve will retain title to the equipment until the final payment is received on or before June 1, 2013.

We believe our portfolio is performing well and that there will continue to be many opportunities to deploy equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
2	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
3	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
4	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
5
Collections as of July 19, 2011.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail in the portfolio overview section that follows this letter.

ICON Leasing Fund Twelve, LLC

Second Quarter 2011 Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced on May 1, 2009, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On April 13, 2011, our Manager’s wholly-owned subsidiary participated in a $171,050,000 loan facility for the purpose of making a $20,124,000 secured term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong Aromatics”).  The facility will be part of an approximately $2.3 billion financing of the construction and operation of a condensate splitter and aromatics complex on Jurong Island in Singapore (the “Jurong Complex”).  The loan will be made to Jurong Aromatics in two installments prior to February 29, 2012.  Interest on the loan will accrue at a rate of 14.25% per year until the earlier of October 31, 2014 and the completion of the Jurong Complex.  Following completion of the Jurong Complex, interest on the loan will accrue at rates ranging from 12.50% through 15.00%.  The loan will be payable on a semi-annual basis, with the first installment payable through July 16, 2019 and the second installment payable through January 16, 2021. In connection with this investment, we purchased a 25% interest in our Manager’s subsidiary. The loan will be secured by a second priority security interest in all of Jurong Aromatics’ assets which include, among other things, all equipment, plant, and machinery associated with the Jurong Complex.  We paid an acquisition fee to our Manager in the amount of approximately $1,283,000 relating to this transaction.

•
On May 16, 2011, we entered into an agreement to sell certain auto parts manufacturing equipment subject to lease with Sealynx Automotive Transieres SAS for the purchase price of €3,000,000. The purchase price will be paid in three installments and will accrue interest at a rate of 5.5%. We will retain title to the equipment until the final payment is received on or before June 1, 2013.

•
On June 30, 2011, we amended the secured term loans with ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”) to, among other things, modify certain financial covenants.  In connection with the amendment, we received an amendment fee in the amount of approximately $71,000.

•
On July 15, 2011, we, through a joint venture owned 49.54% by us, amended the master lease agreement with Atlas Pipeline Mid-Continent, LLC (“Atlas”), to, among other things, fix the end of term purchase option to $7,500,000.  In connection with the amendment, we received an amendment fee in the amount of $248,000.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of June 30, 2011, our portfolio consisted primarily of the following investments.

•
A 25% interest in two Aframax tankers, the Eagle Otome and the Eagle Subaru, and two Very Large Crude Carriers, the Eagle Virginia and the Eagle Vermont. The Eagle Otome and the Eagle Subaru were each acquired for a purchase price of $13,000,000, comprised of $4,000,000 in cash and $9,000,000 in a non-recourse loan.  The Eagle Otome and the Eagle Subaru are subject to thirty-six month bareboat charters with AET, Inc. Limited (“AET”).  The Eagle Virginia and the Eagle Vermont were each acquired for a purchase price of $72,000,000, comprised of $17,000,000 in cash and $55,000,000 in a non-recourse loan.  The Eagle Virginia and the Eagle Vermont are subject to one hundred twenty month bareboat charters with AET.  The obligations of AET under the bareboat charters are guaranteed by AET’s parent company, AET Tanker Holdings Sdn. Bhd.  On April 5, 2011, $22,000,000 of subordinated non-recourse long term debt was borrowed from an unaffiliated third-party related to this investment. The loan is for a period of sixty months and may be extended for an additional twelve months.

•
Telecommunications equipment that is subject to various leases with Global Crossing Telecommunications, Inc. (“Global Crossing”).  We paid purchase prices in the amounts of approximately $21,294,000 and $3,859,000 for the equipment and their respective leases are set to expire on November 30, 2011 and March 31, 2012.  In connection with these leases, we borrowed approximately $12,449,000 from CapitalSource Bank (“CapitalSource”).  The loan is payable through March 1, 2012 and interest is computed at a rate of 9% per year throughout the term of the loan.

•
We, through our wholly-owned subsidiary, participated in a $96,000,000 loan facility by making second priority secured term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) in the amount of $9,600,000.  The proceeds from the loan were used for the purchase of two Aframax tanker vessels, the Shah Deniz and the Absheron (each, a “Palmali Vessel,” and collectively, the “Palmali Vessels”).  Interest on the loans accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of seventy-two months from the delivery date of each Palmali Vessel.  All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited, and Ocean Holding Company Limited.

•
A product tanker vessel, the Ocean Princess, that was purchased from Lily Shipping Ltd. (“Lily Shipping”), a wholly-owned subsidiary of the Ionian Group (“Ionian”), for the purchase price of $10,750,000.  The purchase price consisted of (i) a non-recourse loan in the amount of $5,500,000, (ii) $950,000 in cash and (iii) a subordinated, interest-free $4,300,000 payable to Lily Shipping, which is due upon the sale of the Ocean Princess in accordance with the terms of the bareboat charter.  The Ocean Princess is subject to a sixty month bareboat charter with Lily Shipping.  The obligations of Lily Shipping are guaranteed by Delta Petroleum Ltd., a wholly-owned subsidiary of Ionian.

•
Information technology equipment that is subject to lease with Broadview Networks Holdings, Inc. and Broadview Networks Inc.  We paid purchase prices in the amounts of approximately $602,000, $613,000, $1,860,000, and $1,950,000 for the equipment and their respective leases are set to expire on July 31, 2014, August 31, 2014, December 31, 2014, and March 31, 2015.

•
We participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”), in the amount of £5,800,000.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries.  Interest on the loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% at the end of the term.  The loan is payable monthly in arrears for a period of thirty-three months, which began on January 1, 2010.

•
The pipelay barge, the Leighton Faulkner, that was purchased from Leighton Contractors (Asia) Limited (“Leighton Contractors”) for $20,000,000.  The purchase price consisted of $1,000,000 in cash and $19,000,000 in a non-recourse loan, which included $12,000,000 of senior debt and $7,000,000 of subordinated seller’s credit.  The Leighton Faulkner is subject to a ninety-six month bareboat charter that commenced on January 5, 2010.  The loan has a term of sixty months, with an option to extend for another thirty-six months.  All of Leighton Contractors’ obligations are guaranteed by its ultimate parent company, Leighton Holdings Limited (“Leighton Holdings”), a publicly traded company on the Australian Stock Exchange.

•
A 49.54% interest in four Ariel natural gas driven gas compressors and four Ariel electric driven gas compressors (the “Compressors”) that were purchased for the aggregate amount of approximately $11,298,000.  The Compressors are subject to a forty-eight month lease with Atlas that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

•
A saturation diving system that was purchased from Swiber Engineering Ltd. (“Swiber”) for $10,000,000.  The purchase price was comprised of $8,000,000 in cash and a $2,000,000 subordinated seller’s credit.  The diving system is subject to a sixty month lease with Swiber Offshore Construction Pte. Ltd. (“Swiber Construction”) that is scheduled to expire on June 30, 2014.  All of the obligations of Swiber Construction are guaranteed by its parent company, Swiber Holdings Limited (“Swiber Holdings”).

•
A 300-man accommodation and work barge, the Swiber Victorious (the “Barge”), equipped with a 300-ton pedestal mounted offshore crane, that was purchased for $42,500,000.  The purchase price was comprised of (i) a $19,125,000 equity investment from our wholly-owned subsidiary, (ii) an $18,375,000 contribution-in-kind by Swiber, and (iii) a subordinated, non-recourse and unsecured $5,000,000 payable. The Barge is subject to a ninety-six month bareboat charter with Swiber Offshore Marine Pte. Ltd. that commenced on March 24, 2009.

•
We participated in a $20,000,000 loan facility by making a first priority secured term loan to the ARAM Borrowers. We contributed $11,000,000 to make the loan.  The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM Borrowers analog seismic system equipment owned by the ARAM Borrowers, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of sixty months, beginning on August 1, 2009.

•
Two Aframax product tankers, the the M/V Eagle Auriga (the “Eagle Auriga”) and the M/V Eagle Centaurus (the “Eagle Centaurus”), that were purchased from Aframax Tanker I AS for $42,000,000 and $40,500,000, respectively.  The purchase price of the Eagle Auriga was comprised of $14,000,000 in cash and $28,000,000 in a non-recourse loan.  The purchase price of the Eagle Centaurus was comprised of $13,500,000 in cash and $27,000,000 in a non-recourse loan. The Eagle Auriga and the Eagle Centaurus are subject to eighty-four month bareboat charters with AET that expire on November 14, 2013 and November 13, 2013, respectively.

•
A 64.30% interest in the M/V Eagle Carina (“Eagle Carina”), an Aframax product tanker, which was purchased for $39,010,000.  The purchase price was comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
A 64.30% interest in the M/V Eagle Corona (“Eagle Corona”), an Aframax product tanker, which was purchased for $41,270,000.  The purchase price was comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
We participated in an $8,000,000 loan facility by making a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”).  We contributed $3,200,000 to make the loan.  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  Interest on the loan accrues at a rate of 13% per year and is payable monthly in arrears for a period of forty-eight months.

•
A 45% interest in a joint venture that owns plastic films and flexible packaging manufacturing equipment for consumer products.  The equipment was purchased for $12,115,000 and is subject to a lease with Pliant Corporation that expires on September 30, 2013.

•
Four promissory notes (the “Notes”) that are secured by an underlying pool of leases for point of sale equipment. The Notes were purchased at a significant discount for the aggregate purchase price of approximately $31,573,000.  Our share of the purchase price was approximately $16,655,000.  Interest on the Notes accrues at rates ranging from 9.47% to 9.90% per year and the Notes are scheduled to mature at various dates between December 15, 2011 and February 15, 2013.

•
We made a senior secured term loan in the amount of approximately $7,870,000 to Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc. (“Northern Leasing”).  The loan accrues interest at a rate of 18% per year through November 15, 2013 and is secured by a first priority security interest in an underlying pool of leases for point of sale equipment of NCA XV, a second priority security interest in an underlying pool of leases for point of sale equipment of NCA XIV (subject only to the first priority security interest of our subsidiary) and a limited guaranty from Northern Leasing of up to 10% of the loan amount.

•
An accommodation and work barge, the Leighton Mynx, and the pipelay barges, the Leighton Stealth and the Leighton Eclipse, which were purchased from Leighton Offshore Pte. Ltd. (“Leighton”) for the aggregate amount of $133,000,000.  The Leighton Mynx was purchased for $10,000,000, consisting of $450,000 in cash and $9,550,000 in a non-recourse loan, which included $6,000,000 of senior debt and $3,550,000 of subordinated seller’s credit. The Leighton Stealth was purchased for $48,000,000, consisting of $2,250,000 in cash and $45,750,000 in a non-recourse loan, which included $28,800,000 of senior debt and $16,950,000 of subordinated seller’s credit.  The Leighton Eclipse was purchased for $75,000,000, consisting of $3,500,000 in cash and $71,500,000 in a non-recourse loan, which included $45,000,000 of senior and $26,500,000 of subordinated seller’s credit.  The Leighton Mynx, Leighton Stealth, and Leighton Eclipse are each subject to ninety-six bareboat charters with Leighton.  The Leighton Mynx was upgraded by installing a helicopter deck, crane, and accommodation unit for $20,000,000.  The upgrades were financed with $2,000,000 in cash and $18,000,000 in non-recourse loans, which includes $4,000,000 of subordinated contractor’s credit and $14,000,000 of senior debt.  The Leighton Mynx also installed a Manitowoc crawler crane for $3,500,000.  The installation of the crane was financed with $1,050,000 in cash and $2,450,000 in a non-recourse loan.  All of Leighton’s obligations are guaranteed by Leighton Holdings.

•
A Bucyrus Erie model 1570 Dragline (the “Dragline”) that was purchased for approximately $12,461,000.  The Dragline is subject to a sixty month lease with Magnum Coal Company and its subsidiaries that commenced on June 1, 2008.

•
Fourteen 2009 MCI D4505 passenger buses (the “Buses”) that were purchased for approximately $5,314,000 from CUSA PRTS, LLC (“CUSA”), an affiliate of Coach America Holdings, Inc. ("Coach").  The equipment is subject to a lease with CUSA that commenced on April 1, 2009.  The obligations of CUSA under the lease are guaranteed by Coach.  On December 11, 2009, we borrowed approximately $3,207,000 from Wells Fargo Equipment Finance, Inc. pursuant to a non-recourse loan agreement.  The loan is secured by, among other things, a first priority security interest in the Buses.  The loan is payable monthly for a period of thirty-eight months, beginning on January 1, 2010.  Interest is computed at a rate of 7.5% per year throughout the term of the loan.

•
A 93.67% interest in a joint venture that owns machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LCM”), MW Crow, Inc. (“MWC”), MW Scott, Inc., AMI Manchester, LLC, Gallant Steel, Inc., and MW General, Inc.  We originally acquired the equipment leased to LCM and MWC for an aggregate purchase price of $18,990,000.  The leases expire at various times through December 31, 2013.

•
A 55% interest in a joint venture that owns semiconductor manufacturing equipment.  The total purchase price for the equipment was approximately $8,795,000, of which we paid approximately $4,837,000.  The equipment was subject to a sixty month lease with Equipment Acquisition Resources, Inc. (“EAR”).  EAR’s obligations under the lease were secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including our lessor. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, we sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, we received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  We have had the New York State Supreme Court judgments recognized in Illinois, where the principals live.  On March 16, 2011 and July 8, 2011, we sold certain parcels of real property that were located in Jackson Hole, Wyoming for a net sale price of approximately $1,183,000 and $220,000, respectively.  At this time, it is not possible to determine our ability to collect the amounts due under our leases from EAR’s principals.

•
We participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. (“Northern Crane”) in the aggregate amount of $15,000,000.  We contributed $9,750,000 to make the loan.  The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries.  Interest on the loan accrues at a rate of 15.75% per year and is payable quarterly in arrears for a period of fifty-four months beginning on October 1, 2010.  With the final payment, Northern Crane will make a onetime balloon payment in the aggregate amount of 32.50% of the outstanding loan amount.   All of Northern Crane’s and its subsidiaries’ obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.

•
A 51% interest in the M/T Mayon Spirit (the “Mayon Spirit”), an Aframax product tanker which was purchased for approximately $40,250,000. The purchase price was comprised of approximately $15,312,000 in cash and a non-recourse loan in the amount of approximately $24,938,000.  The Mayon Spirit was subject to a forty-eight month bareboat charter with affiliates of Teekay Corporation, which expired in July 2011.  On July 25, 2011, we partially satisfied approximately $2,000,000 of the non-recourse loan obligations in connection with the Mayon Spirit. Our Manager is currently remarketing the Mayon Spirit for sale.

•
Two handy-size container vessels, the Arabian Express and the Aegean Express, which were purchased for the aggregate amount of $51,000,00 from the Vroon Group B.V. (“Vroon”).  The purchase price for each container vessel consisted of a cash payment of approximately $6,150,000 and a non-recourse loan in the amount of approximately $19,350,000.  The container vessels are each subject to seventy-two month bareboat charters with subsidiaries of Vroon that commenced on April 24, 2008.  All obligations under the respective bareboat charters are guaranteed by Vroon.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a Commercial Loan Agreement (the “Loan Agreement”) with California Bank & Trust (“CB&T”). The Loan Agreement provides for a revolving line of credit of up to $10,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien, as defined in the Loan Agreement.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At June 30, 2011, there were no obligations outstanding under the Facility.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001, and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments. The purchase price includes the cash paid, indebtedness incurred, assumed, or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $84,867 and $169,828 for the three and six months ended June 30, 2011 respectively.  Additionally, our Manager’s interest in our net loss was $19,442 and $32,263 for the three and six months ended June 30, 2011 respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2011	2010	2011	2010
ICON Capital Corp.	Manager	Acquisition fees (1)	$1,282,875	$1,538,400	$2,585,188	$2,138,400
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (2)	1,053,294	1,229,491	1,693,886	1,914,934
ICON Capital Corp.	Manager	Management fees (2)	1,137,345	1,092,234	2,278,429	2,165,116
Total			$3,473,514	$3,860,125	$6,557,503	$6,218,450

(1) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(2) Amount charged directly to operations.

At June 30, 2011, we had a payable of $310,412 due to our Manager and its affiliates primarily related to administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	June 30,
	2011	December 31,
	(unaudited)	2010

Current assets:
Cash and cash equivalents	$24,740,548	$29,219,287
Current portion of notes receivable	8,061,072	16,178,391
Current portion of net investment in finance leases	19,371,413	23,535,746
Other current assets	2,872,674	3,303,029
Assets held for sale, net	1,561,417	2,496,163

Total current assets	56,607,124	74,732,616

Non-current assets:
Notes receivable, less current portion	32,587,969	45,393,778
Net investment in finance leases, less current portion	150,557,877	155,010,865
Leased equipment at cost (less accumulated depreciation of
$85,802,113 and $76,473,310, respectively)	260,528,972	301,715,924
Investment in joint ventures	9,356,441	3,864,617
Other non-current assets, net	13,902,097	13,531,780

Total non-current assets	466,933,356	519,516,964

Total Assets	$523,540,480	$594,249,580

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$54,152,769	$56,271,731
Derivative instruments	6,863,750	7,481,194
Deferred revenue	6,496,447	7,063,111
Due to Manager and affiliates	310,412	319,479
Accrued expenses and other current liabilities	3,385,431	2,899,041

Total current liabilities	71,208,809	74,034,556

Non-current liabilities:
Non-recourse long-term debt, less current portion	134,554,916	156,239,574
Other non-current liabilities	54,142,587	53,259,853

Total non-current liabilities	188,697,503	209,499,427

Total Liabilities	259,906,312	283,533,983

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	236,424,667	256,441,129
Manager	(725,018)	(522,927)
Accumulated other comprehensive loss	(6,991,094)	(7,989,946)

Total Members' Equity	228,708,555	247,928,256

Noncontrolling Interests	34,925,613	62,787,341

Total Equity	263,634,168	310,715,597

Total Liabilities and Equity	$523,540,480	$594,249,580

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue:
Finance income	$5,629,820	$6,770,531	$11,872,387	$13,960,050
Rental income	14,301,013	15,279,370	29,377,459	30,936,632
(Loss) income from investment in joint ventures	(678,503)	148,245	(531,972)	297,203
Gain on guaranty	-	2,162,795	-	2,162,795
Loss on assets held for sale	-	(297,864)	-	(297,864)

Total revenue	19,252,330	24,063,077	40,717,874	47,058,816

Expenses:
Management fees - Manager	1,137,345	1,092,234	2,278,429	2,165,116
Administrative expense reimbursements - Manager	1,053,294	1,229,491	1,693,886	1,914,934
General and administrative	287,814	763,825	1,006,486	1,397,312
Interest	3,851,070	4,005,795	7,851,249	8,538,994
Depreciation and amortization	8,116,103	8,977,551	17,291,538	18,150,293
Impairment loss	10,611,841	1,282,568	21,902,458	1,282,568
Loss (gain) on financial instruments	124,926	(7,374)	47,704	223,077

Total expenses	25,182,393	17,344,090	52,071,750	33,672,294

Net (loss) income	(5,930,063)	6,718,987	(11,353,876)	13,386,522

Less: Net (loss) income attributable to noncontrolling interests	(3,985,836)	1,554,917	(8,127,593)	3,668,786

Net (loss) income attributable to Fund Twelve	$(1,944,227)	$5,164,070	$(3,226,283)	$9,717,736

Net (loss) income attributable to Fund Twelve allocable to:
Additional Members	$(1,924,785)	$5,112,429	$(3,194,020)	$9,620,558
Manager	(19,442)	51,641	(32,263)	97,178

	$(1,944,227)	$5,164,070	$(3,226,283)	$9,717,736

Weighted average number of additional shares of
limited liability company interests outstanding	348,650	348,709	348,650	348,709

Net (loss) income attributable to Fund Twelve per weighted
average additional share of limited liability company
interests outstanding	$(5.52)	$14.66	$(9.16)	$27.59

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Accumulated Other Comprehensive Loss	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2010	348,650	$256,441,129	$(522,927)	$(7,989,946)	$247,928,256	$62,787,341	$310,715,597

Comprehensive (loss) income:
Net loss	-	(1,269,235)	(12,821)	-	(1,282,056)	(4,141,757)	(5,423,813)
Change in valuation of
derivative instruments	-	-	-	1,145,811	1,145,811	90,447	1,236,258
Currency translation adjustment	-	-	-	303,404	303,404	-	303,404
Total comprehensive (loss) income					167,159	(4,051,310)	(3,884,151)
Cash distributions	-	(8,411,222)	(84,961)	-	(8,496,183)	(1,563,675)	(10,059,858)
Deconsolidation of
noncontrolling interests in
joint ventures	-	-	-	-	-	(17,068,983)	(17,068,983)

Balance, March 31, 2011 (unaudited)	348,650	246,760,672	(620,709)	(6,540,731)	239,599,232	40,103,373	279,702,605

Comprehensive loss:
Net loss	-	(1,924,785)	(19,442)	-	(1,944,227)	(3,985,836)	(5,930,063)
Change in valuation of
derivative instruments	-	-	-	(546,710)	(546,710)	14,334	(532,376)
Currency translation adjustment	-	-	-	96,347	96,347	-	96,347
Total comprehensive loss					(2,394,590)	(3,971,502)	(6,366,092)
Cash distributions	-	(8,411,220)	(84,867)	-	(8,496,087)	(1,206,258)	(9,702,345)

Balance, June 30, 2011 (unaudited)	348,650	$236,424,667	$(725,018)	$(6,991,094)	$228,708,555	$34,925,613	$263,634,168

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities:
Net (loss) income	$(11,353,876)	$13,386,522
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income	(8,473,320)	(7,685,324)
Rental income paid directly to lenders by lessees	(17,485,218)	(17,485,218)
Income from investment in joint ventures	531,972	(297,203)
Depreciation and amortization	17,291,538	18,150,293
Interest expense on non-recourse financing paid directly
to lenders by lessees	2,444,597	3,339,777
Interest expense from amortization of debt financing costs	567,681	608,739
Accretion of seller's credit and other	1,191,446	1,120,003
Impairment loss	21,902,458	1,282,568
Gain on guaranty	-	(2,162,795)
Loss on assets held for sale, net	-	297,864
Loss on financial instruments	47,704	223,077
Changes in operating assets and liabilities:
Collection of finance leases	18,740,353	15,225,426
Prepaid acquisition fees	(1,282,875)	239,297
Other assets, net	(677,740)	(3,489,619)
Accrued expenses and other current liabilities	19,417	(364,839)
Deferred revenue	45,805	(225,651)
Due to/from Manager and affiliates, net	27,919	(260,704)
Distributions from joint venture	293,435	297,203

Net cash provided by operating activities	23,831,296	22,199,416

Cash flows from investing activities:
Purchase of equipment	(2,012,552)	(4,474,998)
Proceeds from sale of equipment	3,917,021	539,368
Investment in joint venture	(12,218,393)	-
Distributions received from joint ventures in excess of profits	5,901,162	371,945
Restricted cash	(373,489)	(375,932)
Repayment of notes receivable	4,858,897	10,056,600

Net cash provided by investing activities	72,646	6,116,983

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	-	12,448,656
Repayments of non-recourse long-term debt	(8,623,021)	(6,553,125)
Shares of limited liability company interests repurchased	-	(47,129)
Investment in joint ventures by noncontrolling interests	-	2,801,936
Distributions to noncontrolling interests	(2,769,933)	(7,249,035)
Cash distributions to members	(16,992,270)	(16,995,181)

Net cash used in financing activities	(28,385,224)	(15,593,878)

Effects of exchange rates on cash and cash equivalents	2,543	(13,512)

Net (decrease) increase in cash and cash equivalents	(4,478,739)	12,709,009

Cash and cash equivalents, beginning of period	29,219,287	27,075,059

Cash and cash equivalents, end of period	$24,740,548	$39,784,068

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2011	2010

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$1,996,847	$3,599,649

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$17,485,218	$17,485,218

Exchange of equity interests in three consolidated joint ventures for the
proportionate share of certain notes receivable	$17,068,983	$-

Equipment purchased with non-recourse long-term debt paid directly by lender	$-	$24,522,223

Equipment purchased with subordinated financing provided by seller	$-	$10,577,777

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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